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                                  Exhibit 10.1

                            PURCHASE & SALE AGREEMENT

        This agreement ("Agreement") is between Blue Ridge Energy, Inc. ("BRE"), a Nevada corporation and Lonesome Dove Petroleum, Inc. ("Lonesome Dove"), a Montana corporation, who agree as follows:

                                    RECITALS

        Lonesome Dove is a party to that certain Exploration Agreement dated effective February 1, 2002, along with Fortune Natural Resources Corporation ("Fortune"), PrimeEnergy Management Corporation ("Prime"), Lonesome Dove Petroleum, Inc. ("Lonesome Dove"), Braveheart Holdings, LLC ("Braveheart") and Southwestern Eagle, LLC ("Southwestern"). Lonesome Dove, Braveheart, Southwestern and Cymraec Exploration, Inc. ("Cymraec") are sometimes referred to therein (and in this Agreement) as the "Seismic Partners".

        Lonesome Dove previously acquired a fifteen percent (15%) Seismic Partner interest that had been owned by Braveheart (the "Braveheart Interest").

        Lonesome Dove is interested in conveying hereunder only its rights, duties and obligations as a Seismic Partner under the Exploration Agreement attributable to the Braveheart Interest The Seismic Participation Percentage being conveyed is 15% of all Seismic Partner rights and duties under the Exploration Agreement.

        Lonesome Dove desires to sell, transfer and assign said portion of its Seismic Partner rights and duties under (i) the Exploration Agreement and (ii) the Seismic Agreements (hereinafter defined) to BRE, and BRE desires to purchase such rights, pursuant and subject to the terms and provisions of this Agreement.

        Now, therefore the parties agree as follows:

        1. Defined Terms. Capitalized terms used but not defined herein shall have the same meaning as set out in the Exploration Agreement.

        2. Assignment. Lonesome Dove hereby sells, transfers and assigns to BRE all of Lonesome Dove's Seismic Partner rights, attributable to the Braveheart Interest under the Seismic Agreements. The rights and duties assigned and conveyed hereunder are intended to mirror (with the exception of the percentage interest actually conveyed hereunder) the rights and duties held by the other existing Seismic Partners under the Exploration Agreement (i.e., Lonesome Dove, Braveheart and Southwestern). These rights and duties include but are not limited to:

        a. A 12.5% (until August 1, 2004, and 7.5% thereafter, assuming Prime/Fortune elect to acquire 1/3 of Channel at that time) ownership/membership interest in Channel Exploration LLC, a Texas limited liability company ("Channel");

        b. Lonesome Dove's rights as a Seismic Partner attributable to the Braveheart Interest;



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        c.      The 15% Seismic Participation Percentage out of Lonesome Dove's
                interest, attributable to the Braveheart Interest;

        d. Equal (proportionate) rights with all other Seismic Partners in the reprocessed Exxon Data;

        e. Lonesome Dove's right as a Seismic Partner, attributable to the Braveheart Interest to make elections and to participate as a working interest owner in any Prospects identified pursuant to the Exploration Agreement;

        f. Lonesome Dove's rights to certain Back-In Working Interest but only to the extent such rights flow from Lonesome Dove's role as a Seismic Partner, attributable to the Braveheart interest, under the Exploration Agreement. Specifically, these rights arise only if and when any Seismic Partner elects not to participate in a Prospect Proposal;

        g. Lonesome Dove's Seismic Partner rights, attributable to the Braveheart Interest under any Operating Agreement for any Prospect;

        h. Lonesome Dove's Seismic Partner rights under the Exploration Agreement with respect to Operator Rejected Prospective Prospects; or Non-Producing Prospects as to which the Seismic Partners have assumed operations from Fortune or Prime, insofar as same are attributable to the Braveheart Interest; and

        i. Whether specifically enumerated herein or not, all of Lonesome Dove's other rights, titles and interests as a Seismic Partner in or under the Seismic Agreements, and all rights, titles and interests as a Seismic Partner in and to any Prospect, AMI Dedicated interest or other interest acquired pursuant thereto, attributable to the Braveheart Interest, except as set out below.

(collectively, the "Assigned Rights").

        Lonesome Dove is not conveying or assigning any of its thirty percent (30%) interest as a Seismic Partner, and a corresponding interest in Channel, which interests are not attributable to the Braveheart Interest. However, this agreement is intended to and does cover all of the interest acquired by Lonesome Dove from Braveheart pursuant to the Lonesome Dove-Braveheart Settlement Agreement dated February 15, 2002, in and under the Exploration Agreement, and all exhibits attached thereto, and all agreements ancillary thereto, which are identified or referred to in Exhibit A attached hereto (collectively, the "Seismic Agreements").

        3. Consideration. BRE shall pay to Cymraec on behalf of Lonesome Dove, at Closing, the sum of US $195,000.00. On or before April 30, 2002, BRE shall pay to Cymraec, on behalf of Braveheart the sum of $218,400, which will satisfy Lonesome Dove's obligation to Braveheart. In addition, BRE assumes the obligation for the payment of Lonesome Dove's 15% Seismic Partner share, attributable to the Braveheart Interest, of the Reprocessing Fee for all of the remaining five (5) quarterly payments due to Kelman, the next payment being due June 11, 2002.


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        4. Closing. The Closing shall occur at 2:00 p.m., on March 11,2002, at the offices of Lee S. Gill, attorney for BRE, at 6363 Woodway, Suite 1100, Houston, Texas 77057, provided, that the Closing may be postponed until not later than March __, 2002, if necessary to satisfy any of the conditions precedent herein set out. If the Closing does not occur on or before March __, 2002, this agreement shall terminate.

        5. Representations and Warranties of Lonesome Dove. Lonesome Dove represents and warrants to BRE that:

        a. Attached hereto as Exhibit A is a true and complete copy of Seismic Agreements and all exhibits, schedules and attachments thereto;

        b.      There are no liens or encumbrances on the Assigned Rights;

        c.      All payments required to be made by Lonesome Dove pursuant to
                Article I of the Exploration Agreement on or prior to March 11, 2002 have been made and no claim has been asserted against the Lonesome Dove with respect to those payments;

        d. No consents or waivers from any third party or parties are required for the effectiveness of this Agreement or the sale and transfer of the Assigned Rights to BRE;

        e. This Agreement has been duly authorized, executed and delivered by Lonesome Dove and all requisite consents, authorizations and approvals necessary for that Lonesome Dove's performance of its obligations and undertakings provided in this Agreement have been obtained;

        f. The Seismic Agreements are in full force and effect and neither Lonesome Dove nor to the best of its knowledge any other party to any of such agreements is in breach thereof as of the Closing;

        g. Lonesome Dove's execution and performance of this Agreement in accordance with its terms will not result in the breach, default or violation of any agreement or contract to which Lonesome Dove or any of its officers, members, directors or owners, as applicable, is a party or by which any of the Seismic Assets may be bound or subject;

        h. Lonesome Dove is a Montana corporation in good standing; and has the right and power to enter into this Agreement; and

        i. Lonesome Dove's performance of this Agreement will not result in the breach of any other contract, obligation, order, judgment or decree, to which Lonesome Dove or its property is subject; and will not trigger any preferential rights or rights of first refusal in any other party.


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        6. Representations and Warranties of BRE. BRE represents and warrants to
Lonesome Dove that:

        a. No consents or waivers from any third party or parties are required for the effectiveness of this Agreement or the sale and transfer of the Assigned Rights to BRE;

        b. This Agreement has been duly authorized, executed and delivered by BRE and all requisite consents, authorizations and approvals necessary for that BRE's performance of its obligations and undertakings provided in this Agreement have been obtained;

        c. BRE's execution and performance of this Agreement in accordance with its terms will not result in the breach, default or violation of any agreement or contract to which BRE or any of its officers, members, directors or owners, as applicable, is a party or by which any of the Seismic Assets may be bound or subject;

        d. BRE is a Nevada corporation in good standing; and has the right and power to enter into this Agreement; and

        e. BRE's performance of this Agreement will not result in the breach of any other contract, obligation, order, judgment or decree, to which BRE or its property is subject; and will not trigger any preferential rights or rights of first refusal in any other party.

        7. Conditions Precedent. The following are conditions precedent to the obligations of BRE under this agreement. At or prior to closing, Lonesome Dove shall obtain and deliver to BRE satisfactory written evidence of the satisfaction of these conditions:

        a. Lonesome Dove's representations and warranties shall be true and correct as of the Closing Date;

        b. SEI and MSLLC shall have executed and delivered an authorization for Cymraec to contract with BRE's geologist, Patrick A. Kelleher ("Kelleher"), subject to the confidentiality provisions of the Seismic Agreement, and to maintain on BRE's business premises a copy of the reprocessed Exxon Data for Kelleher to interpret, evaluate and generate prospect proposals, in form substantially as set out as Exhibit C hereto;

        c. Cymraec shall have executed an agreement satisfactory in form and substance to BRE conveying a 20% Seismic Participation Percentage and ancillary rights under the Exploration Agreement and a corresponding interest in Channel.

        8. Covenants.


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        a.      Cymraec will continue to be the collecting and disbursing agent for the Seismic Partners' quarterly installments of the Reprocessing Fee and shall insure that such payments are timely delivered to Kelman pursuant to the Reprocessing Agreement.

        b. Cymraec will continue to perform its prospect generation and evaluation functions for the benefit of the Seismic Partners, Fortune and Prime.

        c. Lonesome Dove shall continue to perform all of its other duties and obligations under the Seismic Agreements, excepting only those which are assumed by BRE under this Agreement.

        d. The parties agree to execute Exhibit B, and to use their best efforts to secure the agreement of all other Seismic Partners to the terms of Exhibit B on or before March 25, 2002, and to secure the execution of the final Channel regulations not later than April 15, 2002. If such matters are not resolved by such times, BRE may elect to terminate its interest under this Agreement, the Exploration Agreement and the Seismic Agreements, to receive a return of all consideration paid hereunder, and be relieved of all obligations and liabilities under such Agreements.

        9.      Miscellaneous.


        a. Force Majeure. In the event that any Party is rendered unable, in whole or in part, to carry out its obligations hereunder by reason of force majeure, such affected Party shall give written notice of such fact, setting forth the details of the force majeure, to the other Parties within a reasonable time after the occurrence of the force majeure. The obligations of the affected Party, insofar but only insofar, as they are affected by such force unajeure, shall be suspended for the duration caused, which shall be remedied as soon as reasonably possible. As used herein, "force majeure" shall mean act of God, strike, lockout, industrial disturbance, war, blockade, riot, terrorist activity, lightning, fire, storm, flood, explosion, governmental restraint, or any other cause whether of the kind enumerated herein or otherwise, not reasonably within the control of the affected Party. Any Party's inability to pay money or make payments when due shall never be construed to be as the result of force majeure.

        b. Entire agreement. This Agreement, including all schedules and exhibits hereto, constitutes the entire agreement among the parties with respect to the subject matter of this Agreement, and this Agreement supercedes all other agreements, understandings, representations, and warranties, whether written or oral, among the parties with respect to the subject matter hereof.

        c. Governinn Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflicts of law. Venue for any action brought hereunder shall be proper only if brought in the courts of Harris County, Texas, and the prevailing Party in any such action shall be entitled to recover, as an item of its costs, its reasonable attorney's fees.



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        d.      Notices. All notices required hereunder shall be sufficiently made if in writing and delivered in person or sent by U.S. mail, first-class postage prepaid or, to the extent receipt is confirmed, by electronic facsimile or overnight document delivery, addressed as follows:

                To Lonesome Dove:
                P.O. Box 1236
                Billings, Montana 59103
                Fax:  (406) 256-3203

                With a copy to:


                To BRE:
                11211 Katy Freeway, Suite 505
                Houston, TX 77079
                Fax (832) 358-3903

                With a copy to:
                Lee S. Gill
                Kilburn Jones Gill & Campbell LLP
                6363 Woodway Drive, Suite 1100
                Houston, Texas 77057
                Fax:(713)651-1275

        e. Attorney's Fees. The prevailing Party in any lawsuit or litigation concerning the construction or interpretation of this Agreement or the breach by any other Party of any provision of this Agreement shall be entitled to such Party's reasonable attorneys' fees and court costs.

        f. Expenses. Each Party will bear and pay its own expenses (including, attorneys' fees) of negotiating and consummating the transactions contemplated hereby. Such expenses of Lonesome Dove shall be borne entirely by Lonesome Dove and shall not be part of any of its costs to be billed to or paid by Fortune and/or Prime.

        g. Invalidity. In the event any provision of this Agreement is determined to be invalid or unenforceable, then the remainder of this Agreement shall not be affected thereby.

        h. Headings and Titles. The headings and titles in this Agreement are for guidance and convenience of reference only and do not limit or otherwise affect or interpret the terms or provisions of this Agreement. All references made in this Agreement to a Section or an Article refers to the applicable Section or
                Article in this Agreement, unless the context clearly indicates otherwise.




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        1.      Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.


        IN WITNESS WHEREOF, this Agreement is executed by the parties as of March 11, 2002.

LONESOME DOVE PETROLEUM, INC.                 BLUE RIDGE ENERGY, INC.




By:    [SIG]
   ---------------------------                By:  [SIG]
                                                 --------------------------
                                                 CHAIRMAN/BOARD





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                                    EXHIBIT A

                Attached hereto are true, complete and correct copies of the following, which together comprise the Seismic Agreements referred to in the Agreement to which this Exhibit is attached:

        Exploration Agreement dated effective February 1, 2002 between and among Lonesome Dove, Fortune, Prime, Lonesome Dove, Braveheart, and Southwestern and its attached Exhibits:

                A - Operations Sharing Agreement

                B - Delineation of Seismic Assets

                C - Form of Operating Agreement

                D - Lonesome Dove's sliding scale ORRI schedule

                E- Assignment of ORRI (to be supplied later)

                F - Assignment of Back-In Interest (to be supplied)

                G- Settlement Agreement with Thorp Petroleum Corporation

                H - Seismic Agreement with MSLLC and SEI

        License and Reprocessing Agreement dated February 2l, 2001 between MSLLC, SEI and Lonesome Dove and its attached Exhibits:

                A - Delineation of Seismic Assets

                B - Form of ORRI assignment to MSLLC

                C - Reprocessing Guidelines

                D - License Agreement

                E - Agreement with Reprocessor (Kelman)

        Processing Agreement dated March 1, 2001 between Lonesome Dove and Kelman and its attached Exhibits:

                A - Deliverables

                B - Processing Procedures

                C - Pricing

        Channel's organizational documents

        Agreements whereby Lonesome Dove acquired the Braveheart Interest, to-wit:

                Settlement Agreement dated February 15, 2002, between Braveheart and Lonesome Dove





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